Exhibit 99.1

FIRST BUSINESS BANK ANNOUNCES SECOND QUARTER 2026 FINANCIAL RESULTS

-- Sustained balance sheet growth and disciplined operating efficiency drive exceptional earnings and tangible book value growth --

MADISON, Wis., July 30, 2026 (BUSINESS WIRE) -- First Business Financial Services, Inc. (the “Company”, the “Bank”, or “First Business Bank”) (Nasdaq: FBIZ) reported quarterly net income available to common shareholders of $15.4 million, or earnings per share ("EPS") of $1.84. This compares to net income available to common shareholders of $12.0 million, or $1.44 per share, in the first quarter of 2026 and $11.2 million, or $1.35 per share, in the second quarter of 2025. EPS for the second quarter of 2026 included a tax benefit that was partially offset by one-time compensation costs, resulting in a net benefit of $0.14 per share.

"Our strong second quarter and first-half 2026 results position us to achieve our annual goal of 10% growth in loans, core deposits, revenue, and earnings,” said Dave Seiler, President and Chief Executive Officer. “During the quarter, we generated record pre-tax, pre-provision earnings by executing our relationship-based growth strategy, achieving strong loan and deposit growth with positive operating leverage. Our higher-yielding specialty C&I lending portfolios supported a strong net interest margin, which measured 3.67% and 3.68% for the first six months of 2026 and 2025, respectively. These achievements, along with stable asset quality, drove 11% growth in operating revenue, 15% growth in pre-tax, pre-provision earnings, and 17% growth in net income for the first half of 2026, excluding the impact of this quarter's $1.5 million tax benefit. This demonstrates our team's exceptional execution of our long-term strategic goals."

"Our commitment to long-term profitability drove our decision to exit Small Business Administration 7(a) lending activities outside our existing bank market footprint. We expect this to have a minimal impact on 2026 earnings and to provide a modest earnings benefit in 2027. We are redirecting resources to higher-return growth opportunities, including our existing bank markets, higher-yielding niche C&I lending businesses, private wealth management, and limited partnership investments. We believe efficient execution of these growth strategies will continue to support strong shareholder returns while maintaining disciplined risk management."

Quarterly Highlights

•
Record Pre-Tax, Pre-Provision ("PTPP") Income. PTPP income grew to $19.8 million, up 15.1% and 23.7% from the linked and prior-year quarters, respectively, and up 14.9% on a year-to-date basis. This performance reflects continued growth across the Company’s balance sheet coupled with positive operating leverage.
•
Robust Core Deposit Growth. Core deposits grew $81.6 million, or 11.7% annualized, from the linked quarter and $344.6 million, or 13.6%, from the second quarter of 2025.
•
Continued Loan Growth. Loans increased $87.2 million, or 10.0% annualized, from the linked quarter and $336.2 million, or 10.3%, from the second quarter of 2025, including the transfer of $23.7 million in held-for-sale SBA loans to loans and leases receivable.
•
Net Interest Margin Expansion. The Company's net interest margin was 3.78%, compared to 3.56% for the linked quarter. Expansion primarily reflects increased prepayment fees and asset-based loan fees. Net interest margin was strong and stable at 3.67% and 3.68% for the first six months of both 2026 and 2025, respectively. The Company maintains its annual net interest margin target range of 3.60%-3.65%.
•
Strong Non-interest Income. Non-interest income increased $1.3 million, up 18.1% from the prior-year quarter, driven by a 13.6% increase in private wealth management service fees. Non-interest income for the first six months of 2026 grew 16.9% over the prior-year period, or 24.3% after excluding gains on the sale of SBA loans, reflecting the ongoing success of revenue diversification efforts.
•
Decrease in Non-Performing Assets: Non-performing assets ("NPAs") declined $2.4 million, or 6.0%, from the linked quarter, resulting in an eight basis point improvement in the ratio of NPAs to Total Assets.
•
Continued Tangible Book Value Growth. The Company’s strong earnings continued to drive growth in tangible book value per share, producing a 15.2% increase compared to the prior-year quarter.

Quarterly Financial Results

(Unaudited)	As of and for the Three Months Ended			As of and for the Six Months Ended
(Dollars in thousands, except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net interest income	$38,142	$35,518	$33,784	$73,659	$67,042
Adjusted non-interest income (1)	8,569	8,775	7,255	17,345	14,834
Operating revenue (1)	46,711	44,293	41,039	91,004	81,876
Operating expense (1)	26,892	27,081	25,023	53,973	49,640
Pre-tax, pre-provision adjusted earnings (1)	19,819	17,212	16,016	37,031	32,236
Less:
Provision for credit losses	2,066	2,960	2,701	5,027	5,360
Loss (gain) on repossessed assets	—	—	4	—	(4)
SBA recourse benefit	—	(121)	(59)	(121)	(59)
Impairment (recovery) of tax credit investments	552	(7)	—	545	110
SBA severance expense	405	—	—	405	—
Income before income tax expense	16,796	14,380	13,370	31,175	26,829
Income tax expense	1,216	2,180	1,948	3,395	4,236
Net income	$15,580	$12,200	$11,422	$27,780	$22,593
Preferred stock dividends	219	219	219	438	438
Net income available to common shareholders	$15,361	$11,981	$11,203	$27,342	$22,155
Earnings per share, diluted	$1.84	$1.44	$1.35	$3.28	$2.66
Book value per share	$45.81	$44.12	$39.98	$45.81	$39.98
Tangible book value per share (1)	$44.38	$42.68	$38.54	$44.38	$38.54

Net interest margin (2)	3.78%	3.56%	3.67%	3.67%	3.68%
Fee income ratio (non-interest income / total revenue)	18.34%	19.81%	17.68%	19.06%	18.12%
Efficiency ratio (1)	57.57%	61.14%	60.97%	59.31%	60.63%
Return on average assets (2)	1.43%	1.13%	1.14%	1.28%	1.14%
Return on average tangible common equity (2)	16.89%	13.55%	14.17%	15.25%	14.15%

Period-end loans and leases receivable	$3,585,615	$3,498,903	$3,250,925	$3,585,615	$3,250,925
Average loans and leases receivable	$3,550,415	$3,425,751	$3,239,840	$3,488,427	$3,212,967
Period-end core deposits	$2,877,675	$2,796,059	$2,533,099	$2,877,675	$2,533,099
Average core deposits	$2,860,053	$2,848,601	$2,396,517	$2,854,359	$2,379,799
Allowance for credit losses, including unfunded commitment reserves	$39,517	$38,489	$38,210	$39,517	$38,210
Non-performing assets	$38,062	$40,503	$28,664	$38,062	$28,664
Allowance for credit losses as a percent of total gross loans and leases	1.10%	1.10%	1.18%	1.10%	1.18%
Non-performing assets as a percent of total assets	0.86%	0.94%	0.72%	0.86%	0.72%

1.
This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations at the end of this release for a reconciliation of GAAP financial measures to non-GAAP financial measures.
2.
Calculation is annualized.

Second Quarter 2026 Compared to First Quarter 2026

Net interest income increased $2.6 million, or 7.4%, to $38.1 million.

•
Net interest income increased as average loans and leases receivable grew by $124.7 million, or 14.6% annualized during the second quarter. The increase also benefited from a $645,000 increase in prepayment fees.
•
The yield on average interest-earning assets increased 24 basis points to 6.45% from 6.21%, primarily due to the deployment of excess cash balances held at the Federal Reserve into loan growth during the second quarter and higher prepayment fees.
•
The rate paid for average core deposits was stable at 2.40% compared to 2.41%, while the rate paid on average total bank funding increased two basis points to 2.75% from 2.73%. Total bank funding includes total deposits and Federal Home Loan Bank (“FHLB”) advances.
•
Net interest margin increased to 3.78% from 3.56% in the linked quarter, primarily due to the deployment of excess cash balances held at the Federal Reserve into loan growth during the second quarter and higher prepayment fees.
•
The Company maintains a long-term target for net interest margin in the range of 3.60% - 3.65%. Performance in future quarters will vary due to factors such as the level of fees in lieu of interest and the timing, pace, and scale of future interest rate changes.

The Bank reported provision for credit losses of $2.1 million compared to $3.0 million in the linked quarter. Compared to the linked quarter, the provision for credit losses was primarily driven by lower net charge-offs and a decrease in qualitative reserve factors within the general reserve, partially offset by increases in general reserves due to quantitative reserve factors and loan growth. See the Provision for Credit Loss breakdown table below for more detail.

Non-interest income decreased $206,000, or 2.3%, to $8.6 million. Excluding gain on sale of SBA loans, non-interest income increased $386,000, or 4.7%.

•
Gain on sale of SBA loans decreased $592,000 due to management's decision to hold for investment any existing and new SBA 7(a) loans.
•
Commercial loan swap fee income decreased $466,000, or 74.2%, to $162,000. Swap fee income varies from period to period based on loan activity and the interest rate environment.
•
Private wealth fee income increased $380,000, or 9.8%, to $4.3 million. Private wealth assets under management and administration measured $4.235 billion on June 30, 2026, up $353.8 million or, 36.47% annualized from the prior quarter. Results for the quarter benefited from seasonal client tax processing fees of $247,000. Fee income is primarily based on asset levels and may vary based on seasonal activity and the timing of fluctuations in market values.
•
Other non-interest income increased $362,000 to $1.5 million, primarily due to an increase in limited partnership investment income.

Non-interest expense increased $896,000, or 3.3%, to $27.8 million, while operating expense decreased $189,000, or 0.7%, to $26.9 million.

•
Compensation expense was $18.5 million, decreasing by $79,000, or 0.4% from the linked quarter. The decrease was primarily driven by lower salaries and benefits expense associated with the Company's strategic exit from out of market SBA 7(a) lending activities, as well as lower payroll taxes following the first quarter annual cash bonus payout. These decreases were almost fully offset by $405,000 of severance expense related to the out of market SBA 7(a) lending exit and higher annual cash bonus accruals reflecting above-target Company performance. Average full-time equivalents (“FTEs”) for the second quarter of 2026 were 360, compared to 373 in the linked quarter, with the decrease primarily driven by exit of out of market SBA 7(a) lending. Excluding FTEs in out of market SBA 7(a) lending from both periods of comparison, average FTEs were 354, compared to 352 in the linked quarter.
•
Other non-interest expense increased $646,000 to $1.8 million, primarily due to a $552,000 impairment on tax credit investments. The impairment on tax credit investments is related to historic rehabilitation tax credits that are more than offset by a reduction to income tax expense in current or prior periods.
•
Data processing expense increased $212,000, or 16.7%, to $1.5 million, due to an increase in core processing costs and annual expense related to tax processing on behalf of the Bank's private wealth clients.
•
Marketing expense increased $129,000, or 18.1%, to $840,000, primarily due to timing of marketing campaigns.

Income tax expense decreased $964,000 to $1.2 million. The effective tax rate was 7.2% for the three months ended June 30, 2026, compared to 15.2% for the linked quarter. The change in tax expense primarily reflects the $1.5 million, or $0.18 after tax per share, release of the remaining state deferred tax valuation allowance which was initially recognized in 2023 following the enactment of a state law that excluded small business lending interest from state tax. In the second quarter 2026, this valuation allowance was released due to sustained historical and forecasted Wisconsin taxable income. Excluding the allowance release, the effective tax rate was 15.9%. The Company expects to report a full year 2026 effective tax rate between 13% and 15%. For the remaining quarters, the effective quarterly tax rate is estimated to range between 15% and 17%.

Total period-end loans and leases receivable increased $87.2 million, or 10.0% annualized, to $3.588 billion. The average rate earned on average loans and leases receivable was 6.76%, up 19 basis points from 6.57% in the prior quarter. Excluding the transfer of $23.7 million of SBA 7(a) loans from held-for-sale to loans and leases receivable, period-end loans increased 7.2% during the quarter. Loan growth was moderated by elevated payoff activity, with payoffs approximately $50 million above the Company's quarterly average over the past two years.

•
CRE loans increased $66.3 million, or 12.7%, to $2.162 billion, primarily due to growth across the bank markets.
•
C&I loans increased $22.1 million, or 6.5% to $1.380 billion, primarily due to the aforementioned transfer of held for sale SBA 7(a) loans to held for investment and an increase in asset-based lending loans.

Total period-end core deposits increased $81.6 million, or 11.7% annualized, to $2.878 billion. The average rate paid was stable at 2.40% compared to 2.41% in the prior quarter.

Period-end wholesale funding, including FHLB advances and brokered deposits, decreased $12.1 million, or 1.19%, to $1.006 billion. Wholesale funding continues to support interest rate risk management through match-funding of fixed-rate assets to enhance funding flexibility and help stabilize net interest margin.

•
Wholesale deposits decreased $55.5 million to $714.5 million. The average rate paid on wholesale deposits increased six basis points to 4.03% and the weighted average original maturity remained flat at 3.3 years.
•
FHLB advances increased $43.3 million to $291.9 million. The average rate paid on FHLB advances increased 39 basis points to 3.53% and the weighted average original maturity decreased to 6.0 years from 6.2 years.

Non-performing assets decreased $2.4 million to $38.1 million, or 0.86% of total assets, compared to 0.94% in the prior quarter. The decline was primarily due to a repayment of a non-accrual SBA loan and lower non-accrual equipment finance loans and leases.

The allowance for credit losses, including the unfunded credit commitments reserve, increased $1.0 million, or 2.7%, primarily due to increases in general reserves due to loan growth and a modest decline in the economic outlook in our model forecast, partially offset by a decrease in general reserves due to qualitative risk factors and lower specific reserves. The allowance for credit losses, including unfunded credit commitment reserves, as a percent of total gross loans and leases was 1.10% in both quarters.

Second Quarter 2026 Compared to Second Quarter 2025

Net interest income increased $4.4 million, or 12.9%, to $38.1 million.

•
Growth reflects a 9.59% increase in average gross loans and leases and a $706,000 increase in prepayment fees.
•
The yield on average interest-earning assets decreased 20 basis points to 6.45% from 6.65%. This decrease in yield was primarily due to the decrease in short-term market rates, partially offset by an increase in prepayment fees and asset-based loan fees. The interest-earning asset beta was 28.8%.
•
The rate paid for average core deposits decreased 35 basis points to 2.40% from 2.75%. The rate paid for average total bank funding decreased 33 basis points to 2.75% from 3.08%. The core deposit and total bank funding betas compared to the prior year were 50.0% and 47.1%, respectively.
•
Net interest margin increased 11 basis points to 3.78% from 3.67%. The increase in net interest margin was primarily due to an increase in prepayment fees and asset-based loan fees, partially offset by a decrease in short-term market rates.

The Company reported provision for credit losses of $2.1 million, compared to $2.7 million in the second quarter of 2025. See the Provision for Credit Loss breakdown table below for more detail.

Non-interest income increased $1.3 million, or 18.1%, to $8.6 million. Excluding gain on sale of SBA loans, non-interest income increased $1.7 million, or 24.9%.

•
Other non-interest income increased $731,000, or 91.6%, to $1.5 million, primarily driven by higher returns on the Company’s investments in limited partnerships.
•
Private wealth fee income increased $509,000, or 13.6%, to $4.3 million. Private wealth assets under management and administration measured $4.235 billion at June 30, 2026 up $503.9 million, or 13.5%. Fee income is primarily based on asset levels and may vary based on seasonal activity and the timing of fluctuations in market values.
•
Service charges on deposits increased $233,000, or 21.1%, to $1.3 million, primarily driven by new and expanded core deposit relationships.
•
Bank-owned life insurance income increased $142,000, or 23.1%, to $757,000, primarily due to the purchase of new policies in the second quarter of 2025.
•
Gain on sale of SBA loans decreased $397,000 due to management's decision to hold for investment any existing and new SBA 7(a) loans.

Non-interest expense increased $2.9 million, or 11.5%, to $27.8 million. Operating expense increased $1.9 million or 7.5%, to $26.9 million.

•
Compensation expense increased $1.9 million, or 11.7%, to $18.5 million. Growth reflects annual merit increases and promotions, the aforementioned $405,000 of severance expense related to the out of market SBA 7(a) lending exit, and higher annual cash bonus accruals due to improved Company performance. Excluding SBA severance, compensation expense increased $1.5 million, or 9.2%. Average FTEs decreased 1.1% to 360 in the second quarter of 2026, compared to 364 in the second quarter of 2025. Excluding FTEs in out of market SBA 7(a) lending in both periods of comparison, average FTEs increased 2.9% to 354 in the second quarter of 2026, compared to 344 in the second quarter of 2025.
•
Computer software expense increased $302,000, or 18.2%, to $2.0 million, primarily due to our commitment to innovative technology to support growth initiatives, enhance productivity, and improve the client experience.
•
Marketing expense decreased $222,000, or 20.9%, to $840,000, primarily due to seasonality and timing of marketing campaigns. Management expects marketing spend for full year 2026 to be in line with prior-year spend.

Total period-end loans and leases receivable increased $336.2 million, or 10.3%, to $3.588 billion. The average yield decreased 23 basis points to 6.76%, primarily due to a decrease in short-term market rates.

•
CRE loans increased $214.6 million, or 11.0%, to $2.162 billion, primarily due to growth across our bank markets.
•
C&I loans increased $121.3 million, or 9.6%, to $1.380 billion, primarily due to growth across our bank markets and in asset-based lending.

Total period-end core deposits grew $344.6 million, or 13.6%, to $2.878 billion. The average rate paid decreased 35 basis points to 2.40%, reflecting a decrease in short-term market rates.

Period-end wholesale funding increased $12.9 million, or 1.3%, to $1.006 billion.

•
Wholesale deposits decreased $57.6 million, or 7.5%, to $714.5 million. The average rate paid on wholesale deposits decreased one basis point to 4.03% and the weighted average original maturity decreased to 3.3 years from 4.1 years.
•
FHLB advances increased $70.7 million, or 31.9%, to $346.8 million. The average rate paid on FHLB advances increased 21 basis points to 3.53% and the weighted average original maturity increased to 6.0 years from 5.5 years.

Non-performing assets increased to $38.1 million, or 0.86% of total assets, from $28.7 million, or 0.72% of total assets, primarily reflecting the fourth quarter 2025 downgrade of $20.4 million of CRE loans from a single client relationship. The increase was partially offset by a $3.4 million sale at par in the first quarter of 2026 related to that same relationship, paydowns in SBA, and lower non-accrual balances from equipment finance loans.

The allowance for credit losses, including unfunded commitment reserves, increased $1.3 million to $39.5 million primarily due to higher general reserves as a result of loan growth and quantitative factors, partially offset by lower specific reserves and lower qualitative factors. The allowance for credit losses as a percent of total gross loans and leases was 1.10%, compared with 1.18% in the prior year.

Dividend Announced

On July 30, 2026, the Company's Board of Directors declared a quarterly cash dividend on its common stock of $0.34 per share, which is equivalent to a dividend yield of 2.01% based on the market close price of $67.58 on Wednesday, July 29, 2026. The quarterly dividend is the same as the quarterly dividend declared in April 2026, and based on second quarter 2026 earnings per share, this represents a dividend payout ratio of 18%. This regular cash dividend is payable on August 26, 2026, to shareholders of record at the close of business on August 12, 2026.

The Board of Directors also declared a dividend on the Company’s 7% Series A Preferred Stock of $17.50 per share, payable on September 15, 2026, to shareholders of record on August 28, 2026.

Earnings Release Supplement and Conference Call

On July 30, 2026, the Company posted an earnings release supplement to its website firstbusiness.bank under the “Investor Relations” tab which will also be furnished to the U.S. Securities and Exchange Commission on July 30, 2026. The information included in the supplement provides an overview of the Company’s recent operating performance, financial condition, and other data relevant to the quarter. The Company intends to use this supplement in connection with its second quarter 2026 earnings call to be held at 8:00 a.m. Central time on July 31, 2026. The conference call can be accessed at 833-461-5787 (585-542-9983 if outside the United States and Canada), using the conference call access code: FBIZ, 940117929. Investors may also listen live via webcast at: https://events.q4inc.com/attendee/940117929. The webcast archive of the conference call will be available on the Company’s website, ir.firstbusiness.bank.

About First Business Bank

First Business Bank® specializes in Business Banking, including Commercial Banking and Specialty Finance, Private Wealth, and Bank Consulting services, and through its refined focus delivers unmatched expertise, accessibility, and responsiveness. Specialty Finance solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC®. First Business Bank is a wholly owned subsidiary of First Business Financial Services, Inc®. (Nasdaq: FBIZ). For additional information, visit firstbusiness.bank.

This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business Bank’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among other things:

•
Adverse changes in the economy or business conditions, either nationally or in our markets including, without limitation, inflation, economic downturn, labor shortages, wage pressures, the adverse effects of public health events on the global, national, and local economy, and geopolitical instability and international conflicts that may affect energy prices or otherwise result in market volatility.
•
Uncertainty created by potential federal government actions relating to the authority of regulatory agencies (including bank regulators), international trade policy, prolonged shutdown of the federal government, and other significant policy matters.
•
Competitive pressures among depository and other financial institutions nationally and in the Company’s markets.
•
Increases in defaults by borrowers and other delinquencies.
•
Management’s ability to manage growth effectively, including the successful expansion of our client support, administrative infrastructure, and internal management systems.
•
Fluctuations in interest rates and market prices.
•
Changes in legislative or regulatory requirements applicable to the Company and its subsidiaries.
•
Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations.
•
Fraud, including client and system failure or breaches of our network security, including the Company’s internet banking activities.
•
Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portion of SBA loans.
•
Ongoing volatility in the banking sector may result in new legislation, regulations or policy changes that could subject the Company and the Bank to increased government regulation and supervision.

•
The proportion of the Company’s deposit account balances that exceed FDIC insurance limits may expose the Bank to enhanced liquidity risk.
•
Increases in FDIC insurance assessments.

For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K for the year ended December 31, 2025, and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
Brian D. Spielmann
Chief Financial Officer
608-232-5977
bspielmann@firstbusiness.bank

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Assets
Cash and cash equivalents	$163,358	$137,125	$39,485	$44,349	$123,208
Securities available-for-sale, at fair value	409,692	420,325	422,087	411,111	382,365
Securities held-to-maturity, at amortized cost	4,674	4,797	5,210	5,584	5,714
Loans held for sale	—	23,700	18,849	13,482	12,415
Loans and leases receivable	3,585,615	3,498,903	3,373,241	3,334,956	3,250,925
Allowance for credit losses	(37,393)	(36,631)	(35,877)	(36,690)	(36,861)
Loans and leases receivable, net	3,548,222	3,462,272	3,337,364	3,298,266	3,214,064
Premises and equipment, net	4,328	4,500	4,669	4,936	5,063
Repossessed assets	—	—	—	—	31
Right-of-use assets	4,787	5,053	5,317	5,577	5,713
Bank-owned life insurance	85,533	84,776	83,994	83,255	82,761
Federal Home Loan Bank stock, at cost	13,173	11,242	8,940	9,605	10,027
Goodwill and other intangible assets	11,933	12,011	11,985	12,041	12,049
Derivatives	45,827	38,198	36,515	37,634	40,814
Accrued interest receivable and other assets	118,477	116,856	107,472	109,005	108,501
Total assets	$4,410,004	$4,320,855	$4,081,887	$4,034,845	$4,002,725
Liabilities and Stockholders’ Equity
Core deposits	$2,877,675	$2,796,059	$2,673,003	$2,592,110	$2,533,099
Wholesale deposits	714,490	769,943	707,412	740,961	772,123
Total deposits	3,592,165	3,566,002	3,380,415	3,333,071	3,305,222
Federal Home Loan Bank advances and other borrowings	346,794	303,451	252,051	266,677	276,131
Lease liabilities	6,698	7,032	7,361	7,687	7,887
Derivatives	39,733	35,857	36,926	38,726	41,228
Accrued interest payable and other liabilities	29,307	28,433	33,549	30,365	27,462
Total liabilities	4,014,697	3,940,775	3,710,302	3,676,526	3,657,930
Total stockholders’ equity	395,307	380,080	371,585	358,319	344,795
Total liabilities and stockholders’ equity	$4,410,004	$4,320,855	$4,081,887	$4,034,845	$4,002,725

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Six Months Ended
(Dollars in thousands, except per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Total interest income	$65,021	$61,896	$62,752	$63,746	$61,282	$126,916	$120,812
Total interest expense	26,879	26,378	27,990	28,860	27,498	53,257	53,770
Net interest income	38,142	35,518	34,762	34,886	33,784	73,659	67,042
Provision for credit losses	2,066	2,960	1,855	1,440	2,701	5,027	5,360
Net interest income after provision for credit losses	36,076	32,558	32,907	33,446	31,083	68,632	61,682
Private wealth management service fees	4,257	3,877	3,788	3,687	3,748	8,134	7,240
Gain on sale of SBA loans	—	592	140	382	397	592	1,360
Service charges on deposits	1,336	1,318	1,188	1,151	1,103	2,653	2,152
Loan fees	528	436	410	501	424	964	812
Bank owned life insurance income	757	757	739	965	615	1,514	1,051
Swap fees	162	628	738	974	170	790	283
Other non-interest income	1,529	1,167	458	1,980	798	2,698	1,936
Total non-interest income	8,569	8,775	7,461	9,640	7,255	17,345	14,834
Compensation	18,462	18,541	17,151	17,442	16,534	37,003	33,281
Occupancy	638	588	581	567	564	1,226	1,155
Professional fees	1,493	1,446	1,001	1,071	1,487	2,938	2,946
Data processing	1,482	1,270	1,158	1,123	1,368	2,752	2,450
Marketing	840	711	938	876	1,062	1,551	2,030
Equipment	351	407	374	296	335	758	711
Computer software	1,958	1,921	1,902	1,826	1,656	3,879	3,259
FDIC insurance	819	909	800	817	834	1,729	1,614
Other non-interest expense	1,806	1,160	225	1,682	1,128	2,966	2,241
Total non-interest expense	27,849	26,953	24,130	25,700	24,968	54,802	49,687
Income before income tax expense	16,796	14,380	16,238	17,386	13,370	31,175	26,829
Income tax expense	1,216	2,180	2,905	2,993	1,948	3,395	4,236
Net income	$15,580	$12,200	$13,333	$14,393	$11,422	$27,780	$22,593
Preferred stock dividends	219	219	219	218	219	438	438
Net income available to common shareholders	$15,361	$11,981	$13,114	$14,175	$11,203	$27,342	$22,155
Per common share:
Basic earnings	$1.84	$1.44	$1.58	$1.70	$1.35	$3.28	$2.66
Diluted earnings	1.84	1.44	1.58	1.70	1.35	$3.28	$2.66
Dividends declared	0.34	0.34	0.29	0.29	0.29	$0.68	$0.58
Book value	45.81	44.12	43.19	41.60	39.98	$45.81	$39.98
Tangible book value	44.38	42.68	41.75	40.16	38.54	$44.38	$38.54
Weighted-average common shares outstanding(1)	8,208,002	8,186,174	8,173,059	8,171,404	8,141,159	8,201,585	8,149,600
Weighted-average diluted common shares outstanding(1)	8,208,002	8,186,174	8,173,059	8,171,404	8,141,159	8,201,585	8,149,600
(1)
Excluding participating securities.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	June 30, 2026			March 31, 2026			June 30, 2025
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$2,137,098	$31,660	5.93%	$2,071,202	$30,216	5.84%	$1,932,593	$30,344	6.28%
Commercial and industrial loans(1)	1,364,594	27,594	8.09	1,306,970	25,409	7.78	1,257,296	25,604	8.15
Consumer and other loans(1)	48,723	756	6.21	47,579	683	5.74	49,951	673	5.39
Total loans and leases receivable(1)	3,550,415	60,010	6.76	3,425,751	56,308	6.57	3,239,840	56,621	6.99
Mortgage-related securities(2)	372,462	3,941	4.23	375,989	3,965	4.22	334,159	3,533	4.23
Other investment securities(3)	48,679	279	2.29	50,146	280	2.23	46,416	250	2.15
FHLB stock	14,799	338	9.14	9,067	211	9.31	12,852	297	9.24
Short-term investments	46,681	453	3.88	128,649	1,132	3.52	52,772	581	4.40
Total interest-earning assets	4,033,036	65,021	6.45	3,989,602	61,896	6.21	3,686,039	61,282	6.65
Non-interest-earning assets	250,531			259,039			229,968
Total assets	$4,283,567			$4,248,641			$3,916,007
Interest-bearing liabilities
Transaction accounts	$1,279,116	8,556	2.68%	$1,220,945	$8,354	2.74%	$985,606	$7,964	3.23%
Money market	931,051	6,488	2.79	925,282	6,354	2.75	821,845	6,789	3.30
Certificates of deposit	235,510	2,109	3.58	273,635	2,447	3.58	178,643	1,720	3.85
Wholesale deposits	590,739	5,952	4.03	682,138	6,773	3.97	773,750	7,784	4.02
Total interest-bearing deposits	3,036,416	23,105	3.04	3,102,000	23,928	3.09	2,759,844	24,257	3.52
FHLB advances	327,915	2,891	3.53	200,132	1,567	3.13	284,428	2,358	3.32
Other borrowings	54,846	883	6.44	54,815	883	6.44	54,733	883	6.45
Total interest-bearing liabilities	3,419,177	26,879	3.14	3,356,947	26,378	3.14	3,099,005	27,498	3.55
Non-interest-bearing demand deposit accounts	414,376			428,739			410,423
Other non-interest-bearing liabilities	74,188			85,304			78,388
Total liabilities	3,907,741			3,870,990			3,587,816
Stockholders’ equity	387,798			377,651			340,271
Total liabilities and stockholders’ equity	$4,295,539			$4,248,641			$3,928,087
Net interest income		$38,142			$35,518			$33,784
Interest rate spread			3.30%			3.06%			3.10%
Net interest-earning assets	$613,859			$632,655			$587,034
Net interest margin			3.78%			3.56%			3.67%

(1)
The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)
Includes amortized cost basis of assets available for sale and held to maturity.
(3)
Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)
Represents annualized yields/rates.

BETA ANALYSIS

	For the Three Months Ended
(Unaudited)	June 30, 2026	June 30, 2025
	Average Yield/Rate(3)	Average Yield/Rate(3)	Increase (Decrease)
Total loans and leases receivable (a)	6.76%	6.99%	(0.23)%
Total interest-earning assets(b)	6.45%	6.65%	(0.20)%
Total core deposits(e)	2.40%	2.75%	(0.35)%
Total bank funding(f)	2.75%	3.08%	(0.33)%
Net interest margin(g)	3.78%	3.67%	0.12%

Effective fed funds rate (2)(i)	3.63%	4.33%	(0.70)%

Beta Calculations:
Total loans and leases receivable(a)/(i)			32.8%
Total interest-earning assets(b)/(i)			28.8%
Total core deposits(e/i)			50.0%
Total bank funding(f)/(i)			47.1%
Net interest margin(g/i)			(16.7)%

1.
Excludes prepayment activity in all periods of comparison.
2.
Board of Governors of the Federal Reserve System (US), Effective Federal Funds Rate [DFF]. Retrieved from FRED, Federal Reserve Bank of St. Louis. Represents average daily rate.
3.
Represents annualized yields/rates.

PROVISION FOR CREDIT LOSS COMPOSITION

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Change due to qualitative factors	$(357)	$(706)	$(538)	$(243)	$590	$(1,063)	$235
Change due to quantitative factors	541	10	(607)	(173)	746	551	2,306
Charge-offs	1,524	2,331	2,809	1,708	1,338	3,856	5,148
Recoveries	(486)	(168)	(264)	(440)	(332)	(654)	(730)
Change in reserves on individually evaluated loans, net	(37)	382	(76)	(550)	(247)	345	(2,742)
Change due to loan growth, net	615	1,068	408	795	536	1,683	1,277
Change in unfunded commitment reserves	266	43	123	343	70	309	(134)
Total provision for credit losses	$2,066	$2,960	$1,855	$1,440	$2,701	$5,027	$5,360

ALLOWANCE FOR CREDIT LOSS COMPOSITION

	As of
	June 30, 2026		March 31, 2026		December 31, 2025		September 30, 2025
	(In Thousands)	% of Total Loans and Leases	(In Thousands)	% of Total Loans and Leases	(In Thousands)	% of Total Loans and Leases	(In Thousands)	% of Total Loans and Leases
Allowance for credit losses:
Loans collectively evaluated	$31,499	0.88%	$30,700	0.88%	$30,327	0.90%	$31,065	0.93%
Loans individually evaluated	5,894	0.16%	5,931	0.17%	5,550	0.16%	5,625	0.17%
Unfunded commitments reserve	2,124		1,858		1,815		1,692
Total	39,517	1.10%	38,489	1.10%	37,692	1.12%	38,382	1.15%
Loans and lease receivables:	$3,585,615		$3,498,903		$3,373,241		$3,334,956

PERFORMANCE RATIOS

	For the Three Months Ended					For the Six Months Ended
(Unaudited)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Return on average assets (annualized)	1.43%	1.13%	1.25%	1.40%	1.14%	1.28%	1.14%
Return on average tangible common equity (annualized)	16.89%	13.55%	14.83%	17.29%	14.17%	15.25%	14.15%
Efficiency ratio	57.57%	61.14%	56.61%	57.44%	60.97%	59.31%	60.63%
Interest rate spread	3.30%	3.06%	2.99%	3.11%	3.10%	3.18%	3.11%
Net interest margin	3.78%	3.56%	3.53%	3.68%	3.67%	3.67%	3.68%
Average interest-earning assets to average interest-bearing liabilities	117.95%	118.85%	119.25%	118.66%	118.94%	118.39%	119.44%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Non-accrual loans and leases	$38,062	$40,503	$43,855	$23,513	$28,633
Repossessed assets	—	—	—	—	31
Total non-performing assets	$38,062	$40,503	$43,855	$23,513	$28,664
Non-accrual loans and leases as a percent of total gross loans and leases	1.06%	1.16%	1.30%	0.70%	0.88%
Non-performing assets as a percent of total gross loans and leases plus repossessed assets	1.06%	1.16%	1.30%	0.70%	0.88%
Non-performing assets as a percent of total assets	0.86%	0.94%	1.07%	0.58%	0.72%
Allowance for credit losses as a percent of total gross loans and leases	1.10%	1.10%	1.12%	1.15%	1.18%
Allowance for credit losses as a percent of non-accrual loans and leases	103.82%	95.03%	85.95%	163.24%	133.45%

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Charge-offs	$1,524	$2,331	$2,809	$1,708	$1,338	$3,856	$5,148
Recoveries	(486)	(168)	(264)	(440)	(332)	(654)	(730)
Net charge-offs (recoveries)	$1,038	$2,163	$2,545	$1,268	$1,006	$3,202	$4,418
Net charge-offs (recoveries) as a percent of average gross loans and leases (annualized)	0.12%	0.25%	0.30%	0.15%	0.12%	0.18%	0.28%

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total capital to risk-weighted assets	12.21%	12.15%	12.24%	12.18%	12.25%
Tier I capital to risk-weighted assets	9.84%	9.74%	9.79%	9.67%	9.66%
Common equity tier I capital to risk- weighted assets	9.54%	9.43%	9.48%	9.34%	9.33%
Tier I capital to adjusted assets	9.11%	8.93%	8.86%	8.87%	8.82%
Tangible common equity to tangible assets	8.44%	8.26%	8.54%	8.31%	8.04%

LOAN AND LEASE RECEIVABLE COMPOSITION

(Unaudited)	As of
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Commercial real estate:
Commercial real estate - owner occupied	$345,984	$306,593	$293,706	$287,005	$262,988
Commercial real estate - non-owner occupied	874,669	925,425	885,870	871,807	846,990
Construction and land development	227,782	224,866	248,560	236,590	218,840
Multi-family	654,405	577,271	571,468	565,102	573,208
1-4 family	58,981	61,332	60,661	66,735	45,171
Total commercial real estate	2,161,821	2,095,487	2,060,265	2,027,239	1,947,197
Commercial and industrial	1,380,476	1,358,413	1,273,997	1,264,111	1,259,171
Consumer and other	46,027	47,223	40,965	45,323	45,744
Total gross loans and leases receivable	3,588,324	3,501,123	3,375,227	3,336,673	3,252,112
Less:
Allowance for credit losses	37,393	36,631	35,877	36,690	36,861
Deferred loan fees	2,709	2,220	1,986	1,717	1,187
Loans and leases receivable, net	$3,548,222	$3,462,272	$3,337,364	$3,298,266	$3,214,064

DEPOSIT COMPOSITION

(Unaudited)	As of
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Non-interest-bearing transaction accounts	$420,556	$405,281	$378,770	$400,697	$396,448
Interest-bearing transaction accounts	1,297,353	1,170,271	1,103,696	1,050,233	1,047,434
Money market accounts	936,914	960,052	905,773	840,477	833,684
Certificates of deposit	222,852	260,455	284,764	300,703	255,533
Wholesale deposits	714,490	769,943	707,412	740,961	772,123
Total deposits	$3,592,165	$3,566,002	$3,380,415	$3,333,071	$3,305,222

Uninsured deposits	$1,192,776	$1,237,344	$1,220,177	$1,100,868	$1,069,509
Less: uninsured deposits collateralized by pledged assets	42,130	59,613	68,656	72,561	67,990
Total uninsured, net of collateralized deposits	$1,150,646	$1,177,731	$1,151,521	$1,028,307	$1,001,519
% of total deposits	32.0%	33.0%	34.1%	30.9%	30.3%

SOURCES OF LIQUIDITY

(Unaudited)	As of
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Short-term investments	$131,294	$104,565	$8,714	$8,074	$72,520
Collateral value of unencumbered pledged loans	987,993	968,320	992,398	906,042	893,499
Market value of unencumbered securities	378,423	387,700	388,474	376,783	347,196
Readily accessible liquidity	1,497,710	1,460,585	1,389,586	1,290,899	1,313,215

Fed fund lines	45,000	45,000	45,000	45,000	45,000
Excess brokered CD capacity(1)	878,888	806,268	775,851	732,951	645,843
Total liquidity	$2,421,598	$2,311,853	$2,210,437	$2,068,850	$2,004,058
Total uninsured, net of collateralized deposits	$1,150,646	$1,177,731	$1,151,521	$1,028,307	$1,001,519

1.
Bank internal policy limits brokered CDs to 50% of total bank funding when combined with value of unencumbered pledged loans.

EARNINGS PER SHARE

	For the Three Months Ended					For the Six Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
	(Dollars in Thousands, Except Share Data)
Basic earnings per common share
Net Income	$15,580	$12,200	$13,333	$14,393	$11,422	$27,780	$22,593
Less: preferred stock dividends	219	219	219	218	219	438	438
Less: earnings allocated to participating securities	233	220	235	259	207	462	443
Basic earnings allocated to common shareholders	$15,128	$11,761	$12,879	$13,916	$10,996	$26,880	$21,712
Weighted-average common shares outstanding, excluding participating securities	8,208,002	8,186,174	8,173,059	8,171,404	8,141,159	8,201,585	8,149,600
Basic earnings per common share	$1.84	$1.44	$1.58	$1.70	$1.35	$3.28	$2.66
Diluted earnings per common share
Earnings allocated to common shareholders, diluted	$15,128	$11,761	$12,879	$13,916	$10,996	$26,880	$21,712
Weighted-average diluted shares outstanding, excluding participating securities	8,208,002	8,186,174	8,173,059	8,171,404	8,141,159	8,201,585	8,149,600
Diluted earnings per common share	$1.84	$1.44	$1.58	$1.70	$1.35	$3.28	$2.66

PRIVATE WEALTH OFF-BALANCE SHEET COMPOSITION

(Unaudited)	As of
(in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Trust assets under management	$3,947,362	$3,613,536	$3,541,768	$3,543,594	$3,461,659
Trust assets under administration	287,226	267,214	272,910	270,222	268,996
Total trust assets	$4,234,588	$3,880,750	$3,814,678	$3,813,816	$3,730,655

NON-GAAP RECONCILIATIONS

Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company’s management believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE

“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Common stockholders’ equity	$383,315	$368,088	$359,593	$346,327	$332,803
Less: Goodwill and other intangible assets	(11,933)	(12,011)	(11,985)	(12,041)	(12,049)
Tangible common equity	$371,382	$356,077	$347,608	$334,286	$320,754
Common shares outstanding	8,368,320	8,343,519	8,325,376	8,324,387	8,323,470
Book value per share	$45.81	$44.12	$43.19	$41.60	$39.98
Tangible book value per share	$44.38	$42.68	$41.75	$40.16	$38.54

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

“Tangible common equity to tangible assets” (“TCE”) is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Common stockholders’ equity	$383,315	$368,088	$359,593	$346,327	$332,803
Less: Goodwill and other intangible assets	(11,933)	(12,011)	(11,985)	(12,041)	(12,049)
Tangible common equity (a)	$371,382	$356,077	$347,608	$334,286	$320,754
Total assets	$4,410,004	$4,320,855	$4,081,887	$4,034,845	$4,002,725
Less: Goodwill and other intangible assets	(11,933)	(12,011)	(11,985)	(12,041)	(12,049)
Tangible assets (b)	$4,398,071	$4,308,844	$4,069,902	$4,022,804	$3,990,676
Tangible common equity to tangible assets	8.44%	8.26%	8.54%	8.31%	8.04%

RETURN ON AVERAGE TANGIBLE COMMON EQUITY

“Return on Average Tangible Common Equity” (“ROATCE”) is defined as the ratio net income available to common shareholders divided by average tangible common equity. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the return generated for common shareholders on the tangible capital invested. The information below reconciles average tangible common equity to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Net Income available to common shareholders (a)	$15,361	$11,981	$13,114	$14,175	$11,203	$27,342	$22,155
Average common stockholders' equity	375,806	365,659	353,820	339,980	328,279	370,633	325,212
Less: average goodwill and other intangible assets	11,972	11,987	12,023	12,056	12,080	11,980	12,020
Average tangible common equity (b)	363,834	353,672	341,797	327,924	316,199	358,653	313,192
Return on average tangible common equity (a)/(b)	16.89%	13.55%	15.35%	17.29%	14.17%	15.25%	14.15%

EFFICIENCY RATIO & PRE-TAX, PRE-PROVISION ADJUSTED EARNINGS

“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on repossessed assets, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. “Pre-tax, pre-provision adjusted earnings” is defined as operating revenue less operating expense. In the judgment of the Company’s management, the adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items. The information provided below reconciles the efficiency ratio and pre-tax, pre-provision adjusted earnings to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Total non-interest expense	$27,849	$26,953	$24,130	$25,700	$24,968	$54,802	$49,687
Less:
Net loss (gain) on repossessed assets	—	—	—	31	4	—	(4)
Impairment (recovery) of tax credit investments	552	(7)	229	—	—	545	110
SBA severance expense	405	—	—	—	—	405	—
Contribution to First Business Charitable Foundation	—	—	—	234	—	—	—
SBA recourse benefit	—	(121)	—	(5)	(59)	(121)	(59)
Total operating expense (a)	$26,892	$27,081	$23,901	$25,440	$25,023	$53,973	$49,640
Net interest income	$38,142	$35,518	$34,762	$34,886	$33,784	$73,659	$67,042
Total non-interest income	8,569	8,775	7,461	9,640	7,255	17,345	14,834
Less:
Bank owned life insurance claim	—	—	—	234	—	—	—
Adjusted non-interest income	8,569	8,775	7,461	9,406	7,255	17,345	14,834
Total operating revenue (b)	$46,711	$44,293	$42,223	$44,292	$41,039	$91,004	$81,876
Efficiency ratio	57.57%	61.14%	56.61%	57.44%	60.97%	59.31%	60.63%

Pre-tax, pre-provision adjusted earnings (b - a)	$19,819	$17,212	$18,322	$18,852	$16,016	$37,031	$32,236